UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 2, 2010
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MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Micrel, Incorporated (the “Company”) has approved a modification to the termination date of its previously authorized repurchase plan for the Company’s common stock for the calendar year 2010.  The plan would have terminated on December 31, 2010, but has been modified to stay in effect until the total authorized aggregate amount of $30.0 million is expended.

As of December 1, 2010, the Company had expended approximately $15.0 million of the $30.0 million aggregate amount authorized for the repurchase of its common stock under the plan.

The repurchases may occur from time to time in the open market or in privately negotiated transactions. The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  December 2, 2010                                                                MICREL, INCORPORATED

By:           /s/ Clyde R. Wallin
Name:           Clyde R. Wallin
Title:           Vice President, Finance and Chief FinancialOfficer